 Exhibit 10.2

NOTE PURCHASE AGREEMENT

Dated as of February 1, 2011

by and between

EVERGREEN ENERGY INC.

and

CENTURION CREDIT FUNDING LLC

and

LEVEL 3 CAPITAL FUND LP

TABLE OF CONTENTS

Page

ARTICLE I PURCHASE AND SALE OF NOTE AND WARRANT	1
Section 1.1	Purchase and Sale of Note and Warrant	1
Section 1.2	Closing.	1
Section 1.3	Note and Warrant Shares.	2

ARTICLE II REPRESENTATIONS AND WARRANTIES	2
Section 2.1	Representations and Warranties of the Company.	2
Section 2.2	Representations and Warranties of the Investors.	12

ARTICLE III COVENANTS	14
Section 3.1	Securities Compliance.	14
Section 3.2	Registration and Listing.	14
Section 3.3	Compliance with Laws.	14
Section 3.4	Keeping of Records and Books of Account.	15
Section 3.5	Reserved.	15
Section 3.6	Other Agreements.	15
Section 3.7	Reserved.	15
Section 3.8	Reporting Status.	15
Section 3.9	Amendments.	15
Section 3.10	Distributions.	15
Section 3.11	Reservation of Shares.	16
Section 3.12	Liens.	16
Section 3.13	Reserved.	16
Section 3.14	Reserved.	16
Section 3.15	Transactions with Affiliates.	16
Section 3.16	Merger and Sale of Assets.	16
Section 3.17	Payment of Taxes, Etc.	17
Section 3.18	Corporate Existence.	17
Section 3.19	Maintenance of Assets.	17
Section 3.20	Reserved.	17
Section 3.21	Reserved.	17
Section 3.22	Reserved.	17
Section 3.23	Reserved.	17
Section 3.24	Reserved.	17
Section 3.25	Reserved.	17
Section 3.26	Material Contracts.	17

ARTICLE IV CONDITIONS	18
Section 4.1	Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities at Closing.	18
Section 4.2	Additional Condition Precedent to the Obligation of the Company to Close and to Sell the Securities at Closing.	18
Section 4.3	Conditions Precedent to the Obligation of the Investors to Close.	18
Section 4.4	Conditions Precedent to the Obligation of the Investors to Close.	20

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TABLE OF CONTENTS
(continued)

Page

ARTICLE V LEGEND	21
Section 5.1	Legend.	21
Section 5.2	Removal of Legend.	21

ARTICLE VI INDEMNIFICATION	21
Section 6.1	General Indemnity.	21
Section 6.2	Indemnification Procedure.	22

ARTICLE VII MISCELLANEOUS	23
Section 7.1	Fees and Expenses.	23
Section 7.2	Specific Performance; Consent to Jurisdiction; Venue.	23
Section 7.3	Entire Agreement; Amendment.	23
Section 7.4	Notices.	24
Section 7.5	Waivers.	25
Section 7.6	Headings.	25
Section 7.7	Successors and Assigns.	25
Section 7.8	No Third Party Beneficiaries.	25
Section 7.9	Governing Law.	25
Section 7.10	Survival.	25
Section 7.11	Publicity.	26
Section 7.12	Counterparts.	26
Section 7.13	Severability.	26
Section 7.14	Further Assurances.	26

- ii -

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of February 1, 2011 (this “Agreement”), is by and among EVERGREEN ENERGY INC., a Delaware corporation (the “Company”), and CENTURION CREDIT FUNDING LLC, a Delaware limited liability company and LEVEL 3 CAPITAL FUND LP, a Delaware limited partnership (together, the “Investors”).

The parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTE AND WARRANT

Section 1.1      Purchase and Sale of Note and Warrant.

(a)           Upon the following terms and conditions, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, (i) one or more promissory notes in an aggregate principal amount of One Million Five Hundred Fifty Thousand Dollars ($1,550,000) substantially in the form attached hereto as Exhibit A, (the “Notes”) and (ii) one or more common stock purchase warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to purchase 200,000 shares of Common Stock of the Company at the exercise price and upon the terms and conditions set forth therein.

(b)           At the Closing (as hereafter defined), upon satisfaction of the terms and conditions set forth in Article IV, the Company shall issue to the Investors the Notes and the Warrants, and the Investors shall effectuate an exchange pursuant to which the Investors will deliver to the Company $3,200,000 of 2007 Notes (as defined in that certain Forbearance and Settlement Agreement, dated the date hereof, among the Company, the Investors, BIMCO, Inc. and the holders of 8% Convertible Secured Notes Due 2012 issued by the Company identified in Exhibit A thereto, hereinafter the “Forbearance and Settlement Agreement”) (the “Transaction”).  The issuance and sale of the Notes and Warrants is referred to herein as the “Closing”.

(c)           Delivery of the Notes and Warrants at Closing will fully satisfy any and all obligations under the 2007 Notes to the Investors.

(d)           Reserved.

(e)           Reserved.

Section 1.2     Closing.

The Closing under this Agreement shall take place on the Final Settlement Day (as such term is defined in the Forbearance and Settlement Agreement) and the satisfaction of the conditions contained in Article IV or on such other date as may be agreed upon in writing by the parties hereto (the “Closing Date”).  The Closing shall take place at the offices of the Investors, 152 West 57th Street, 4th Floor, New York, NY 10:00 a.m. New York time or at some other time and location as may be agreed upon by the parties hereto.  At the Closing, the Investors shall effectuate the Transaction.

Section 1.3     Note and Warrant Shares.

The Company has authorized and has initially reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock at least equal to one hundred fifty percent (150%) of the aggregate number of shares of Common Stock to effect the conversion of the Notes in full and exercise of the Warrants in full.  Any shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Conversion Shares”.  The Notes, the Warrants and Conversion Shares are sometimes collectively referred to herein as the “Securities”.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1     Representations and Warranties of the Company.

The Company hereby represents and warrants to the Investors, as of the Closing Date except as set forth in the SEC Reports (as defined in Section 2.1(f), below) or on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)           Organization, Good Standing and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  Except as disclosed in the SEC Reports, the Company does not have any direct or indirect Subsidiaries (as defined in Section 2.1(g)) or own equity securities of any kind  The Company is duly qualified as a foreign corporation to do business and is in good standing in every other jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect.  For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries.

(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform (i) this Agreement, (ii) the Notes, (iii) the Warrants, and (iv) the Officer’s Certificate to be delivered by the Company, dated as of the Closing Date (the “Officer’s Certificate”) collectively, together with this Agreement, the Notes, the Warrants and the Officer’s Certificate, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company, its Board of Directors, stockholders, or any other third party is required.  When executed and delivered by the Company and assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Transaction Documents shall constitute a valid and binding obligation of the Company that is a party thereto, enforceable against each the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Capitalization.  Schedule 2.1(c) sets forth (i) the authorized capital stock, (ii) the issued and outstanding shares of capital stock of the Company, (iii) the number of shares of capital stock issuable pursuant to the Company’s equity incentive plan, and (iv) the number of capital shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any capital shares of the Company in each case on the date of such reports.  All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized.  Except as set forth in this Agreement, or in the SEC Reports, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights.  Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company.  Except as set forth in the SEC Reports, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  Except as set forth in the SEC Reports, the Company is not a party to, and has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

(d)           Issuance of Securities.  The Notes and Warrants have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind.  When the Conversion Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Notes and Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances, and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Notes and the consummation by the Company of the transactions contemplated hereby and thereby, and the issuance of the Securities as contemplated hereby, do not and will not (i) violate or conflict with any provision of the Company’s Certificate of Incorporation (the “Charter”) or Bylaws (the “Bylaws”), each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, instrument, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company or any of the Company’s respective properties or assets are bound, (iii) result in a violation of any material federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company are bound or affected, or (iv) result in or require the creation or imposition of a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound (other than pursuant to the Transaction Documents).  The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations or that are not material

(f)           SEC Reports, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “SEC Reports”).  At the time of the filing, except for prior errors or omissions contained in SEC Reports at the time of filing, all of which have been corrected and refiled with the Commission as of the date hereof, and then at the time of refiling, each Commission Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, except for financial statements of the Company that have been restated and refiled with the Commission prior to the date hereof, and then as of the date of such restatement, the financial statements of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements, or if restated prior to the date hereof, such restated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)           Subsidiaries.  Schedule 2.1(g) sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary.  For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.  All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable.  Except as set forth in the SEC Reports, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  The  Company or any Subsidiary is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth in the SEC Reports.  The Company or any Subsidiary is not party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.  Each subsidiary is duly organized, validly existing and in good standing under the laws of jurisdictions where required under applicable law, except where the failure to qualify would not reasonably be expected to result in a Material Adverse Change and has the requisite corporate or other power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(h)           No Material Adverse Change.  Except as set forth in the SEC Reports, no event, circumstance or change has occurred that has caused or evidences a Material Adverse Effect.

(i)           No Undisclosed Liabilities.  Except as disclosed in the SEC Reports or Schedule 2.1(i), the Company or any of its Subsidiaries has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or the Company’s Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(j)           No Undisclosed Events or Circumstances.  Since September 30, 2010, except as set forth in the SEC Reports or on Schedule 2.1(j), no event or circumstance has occurred or exists with respect to the Company, or the Company’s Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which would require the Company to file a Form 8-K with the Commission under the Exchange Act or publicly announced under the rules and regulations of NYSE Arca, but which has not been so publicly announced or disclosed on a Form 8-K.

(k)           Indebtedness.  The Company is not in default with respect to any Indebtedness, the outstanding principal obligation of which exceeds $100,000.  For the purposes of this Agreement, “Indebtedness” shall mean, with respect to any Person, without duplication: (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments, (c) all obligations in respect of letters of credit, surety bonds, bankers’ acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products (excluding obligations in respect of trade letters or credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within ten (10) Business

Days), (d) all obligations as lessee under capital leases, (e) all obligations or liabilities secured by a lien or encumbrance on any asset of such Person, irrespective of whether such obligation or liability is assumed, (f) any obligation to pay the deferred and unpaid purchase price of property or services, which are recorded as liabilities under GAAP, excluding trade payable arising in the  ordinary course of business, and (g) any Indebtedness of other Persons guaranteed by such Person to the extent so guaranteed.  SEC Reports and Schedule 2.1(k) set forth as of the date hereof all outstanding secured Indebtedness and Indebtedness for borrowed money (either on a secured or unsecured basis) of the Company.  “Person” means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, joint-stock company, unincorporated organization, cooperative, trust, estate, governmental entity or any other entity of any kind or nature whatsoever.

(l)           Title to Assets.  The Company and each of its Subsidiaries has good and valid title to all of its real and personal property reflected in the SEC Reports, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for Permitted Encumbrances and as set forth in Schedule 2.1(l).  Any leases relating to real property of the Company are valid and subsisting and in full force and effect, except where the failure of such would not reasonably be expected to have a Material Adverse Change except as set forth in Schedule 2.1(l).  For purposes of this Agreement, “Permitted Encumbrances” means the individual and collective reference to the following: (a) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, performance or surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Indebtedness, (b) Liens in respect of taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies which are not yet due or which are being contested in good faith and by appropriate proceedings; (c) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings; (d) the Liens in effect on the Closing Date and to the extent material, reflected in the SEC Reports; (e) Liens on cash securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof; (f) judgment liens in an aggregate amount not to exceed $25,000 and Liens securing appeal bonds or letters of credit issued in support or in lieu of appeal bonds; (g) Liens (including the interest of a lessor under a capital lease) on property that secure Indebtedness for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach contemporaneously with the completion of construction or improvement; (k) Liens granted in the ordinary course of business, and (l) extensions, renewals or replacements of any Liens referred to in the clauses above, (m) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary; (n) Liens arising in the ordinary course of business constituting a statutory right of set-off or unregistered statutory inchoate Lien not prohibited hereunder; (o) Liens constituting  deposits made in the ordinary course of business to public utilities or to municipalities or other Governmental Authorities, to the extent required by such utility, municipality or Governmental Authority in connection with the supply of services or utilities to such Loan Party or Subsidiary; and (p) in connection with the refinancing of the obligations secured thereby, provided that such

Lien does not extend to any other property and the amount secured by such Lien is not increased. “Liens” means any lien, security interest, mortgage, pledge, or other encumbrance of any kind on or with respect to any assets, now owned or hereafter acquired or any interest therein or any income or profits therefrom.

(m)           Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  Except as set forth in the SEC Reports or on Schedule 2.1(m), there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(n)           Compliance with Law.  The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, expect where such noncompliance could not reasonably be expected to have a Material Adverse Effect.  The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it (including any required under any Environmental Laws), expect as could not reasonably be expected to have a Material Adverse Effect. Except for such instances as could not reasonably be expected to have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or any of its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.  “Environmental Laws” means all applicable federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits or other governmental restrictions, including, without limitation, those relating to or addressing (i) the environment or emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes or to the reclamation of lands  and shall include, but not be limited to CERCLA as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980 and

the Hazardous and Solid Waste Amendments of 1984; the Toxic Substances Control Act, 15 U.S.C.; the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Clean Air Act; the Safe Drinking Water Act; the Federal Insecticide, Fungicide and Rodenticide Act and the Endangered Species Act, each as amended and their state and local counterparts or equivalents.

(o)           Taxes.  The Company and each of the Subsidiaries have accurately prepared in all material respects and filed all federal, state and other material tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable.  Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service.  The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, or of any basis for any such assessment, adjustment or contingency.

(p)           Disclosure.  Except for the transactions contemplated by this Agreement and as set forth on Schedule 2.1(p), the Company confirms that neither it nor any other person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information.  Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Investors by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(q)           Books and Records; Internal Accounting Controls.  The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for itself and its Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the

Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(r)           Material Agreements.  Except as set forth on Schedule 2.1(r) hereto, the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission or any other material contract, material instrument, material agreement, material commitment, material obligation, material plan or material arrangement to which the Company is a party or by which the Company’s properties or assets are bound (collectively, the “Material Agreements”).  Neither the Company or nor any of its Subsidiaries has received any notice of default under any Material Agreement where such would result in a Material Adverse Effect.  The Company or any of its Subsidiaries is not in default under any Material Agreement now in effect where any such default would result in a Material Adverse Effect.

(s)           Transactions with Affiliates.  Except as set forth on Schedule 2.1(s) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) any Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of any Company, or any of its Subsidiaries, or any person owning at least 5% of the outstanding capital stock of any Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the SEC Reports or in any Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the SEC Reports or in such proxy statement.

(t)           Securities Act of 1933.  Subject to the accuracy of the representations and warranties of the Investors contained in Section 2.2 hereof, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder.  Neither the Company nor to the Company’s knowledge any Person acting on its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.  The Company is not, and has never been, a company described in Rule 144(i)(1) under the Securities Act, and is a “reporting issuer” as described in Rule 144(c)(1) under the Securities Act.  Neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any the Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the transactions contemplated hereby or that would require such registration under the Securities Act.  Subject to the accuracy of the representations and warranties of the Investors contained in Section 2.2 hereof, the offer and sale of the Notes to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.  The Company has not, and to the Company’s knowledge, none of its directors, officers or controlling persons, has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the securities issued or issuable in connection with the transactions contemplated hereunder.

(u)           Employees.  As of the Closing, the Company or any Subsidiary has no collective bargaining arrangements or agreements covering any of its employees, except as set forth in the SEC Reports.  Except as set forth in the SEC Reports, neither the Company or nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or any Subsidiary that is required to be disclosed in the SEC Reports that is not so disclosed.

(v)           Intellectual Property.  Except as set forth on Schedule 2.1(v), the Company and each of the Subsidiaries owns or possesses the rights to use all patents (and any patentable improvements thereof), trademarks, service marks, trade names, domain names, copyrights (and any copyrightable derivative works thereof), websites and intellectual property rights relating thereto (to any of the foregoing list, whether or not registered), licenses and authorizations which are necessary for the conduct of its business as now conducted without infringement or any conflict with the rights of others, except where such conflicts could not reasonably be expected to have a Material Adverse Effect.

(w)           Absence of Certain Developments.  Except as set forth in the SEC Reports or Schedule 2.1(w), since September 30, 2010, neither the Company or nor any Subsidiary has:

(i)           issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

(ii)           borrowed any amount in excess of $1,000,000 or incurred or become subject to any other liabilities in excess of $1,000,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and its Subsidiaries;

(iii)           discharged or satisfied any lien or encumbrance in excess of $1,000,000 or paid any obligation or liability (absolute or contingent) in excess of $1,000,000, other than current liabilities paid in the ordinary course of business;

(iv)           declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $100,000 individually or $100,000 in the aggregate;

(v)           sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $1,000,000, except in the ordinary course of business;

(vi)           sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $1,000,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

(vii)           suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)           made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)           made capital expenditures or commitments therefor that aggregate in excess of $1,000,000 for the Company;

(x)           suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xi)           experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xii)           entered into an agreement, written or otherwise, to take any of the foregoing actions.

(x)           Public Utility Holding Company Act and Investment Company Act Status.  Neither the Company or nor any of its Subsidiaries is a “holding company,” “subsidiary company” of a “holding company” or “affiliate” of a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 2005, as amended.  Neither the Company or nor any of its Subsidiaries is, and as a result of and immediately upon the Closing, will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(y)           ERISA.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would be materially adverse to the Company or its Subsidiaries.  The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended.  As used in this Section 2.1, the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with any Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(z)           No Integrated Offering.  Neither the Company, or nor any of its affiliates, or any person acting on its or their behalf, has not directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.  ~~.~~

(aa)           Dilutive Effect.  The Company understands and acknowledges that its obligation to issue the Conversion Shares upon the conversion of any Note in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(bb)           DTC Status.   Except as set forth on Schedule 2.1(bb) hereto, the Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.  The name, address, telephone number, fax number, contact person and email of the Company’s transfer agent is set forth on Schedule 2.1(bb) hereto.

(cc)           Governmental Approvals.  Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Notes and Warrants, or for the performance by the Company or any of its Subsidiaries of its obligations under the Transaction Documents.

(dd)           Broker’s Fees.  Except as set forth on Schedule 2.1(dd), the Company has no obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Transaction Documents.

Section 2.2     Representations and Warranties of the Investors.

Each Investor severally, and not jointly, represents and warrants, as applied solely to such Investor, that:

(a)           Organization; Authorization.  Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization with the requisite corporate, limited partnership or organizational power and authority to enter into and to consummate the transactions contemplated in the Transaction Documents to which such Investor is a party and to otherwise carry out its obligations thereunder.  The execution, delivery and performance by such Investor of the transactions contemplated by the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(b)           Purchase Entirely for Own Account.  The Notes and Warrants to be purchased by such Investor hereunder will be acquired by such Investor as principal for such Investor’s own account, for investment purposes, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, provided, however, that by making the representations herein, such Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.  Such Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

(c)           Securities Act.  Such Investor further represents and warrants to the Company as of the date hereof that (i) such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the proposed investment in the Securities; (ii) such Investor understands that neither the Notes nor the Warrants nor the Conversion Shares may be sold, transferred or otherwise disposed of by it without registration under the Securities Act and any applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering such securities or an available exemption from registration, such Investor might be required to hold such securities indefinitely; and (iii) such Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(d)           No General Solicitation.  Such Investor did not learn of the investment in the Notes and Warrants as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the 1933 Act.

(e)           Restricted Securities.  Such Investor acknowledges and agrees that the Notes, Warrants and Conversion Shares are “restricted securities” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred by the Investor without registration or an available exemption from registration.  Such Investor acknowledges that the Company has no obligation to register the Notes, Warrants  or Conversion Shares for resale by such Investor and that such Investor may have to bear the risk of an investment in the Notes, Warrants or Conversion Shares for an indefinite period of time.

ARTICLE III

COVENANTS

The Company covenants with the Investors as follows, which covenants are for the benefit of the Investors and their assignees.  Unless otherwise set forth in the covenants in this Article III, such covenants shall survive each of the Closing hereunder until the Notes are paid in full and the Warrants have been exercised in full.

Section 3.1     Securities Compliance.

The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Investors or subsequent holders.

Section 3.2     egistration and Listing.

The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all material respects with its reporting and filing obligations under the Exchange Act and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act.  The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board, the NYSE Arca Exchange, the New York Stock Exchange, the NYSE Alternext Exchange, the Nasdaq Capital Markets, the Nasdaq Global Markets, the Nasdaq Global Select Market or on the Toronto Stock Exchange.  If required, the Company will promptly file the “Listing Application” for, or in connection with, the issuance and delivery of any of the Conversion Shares.  Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Investors may reasonably request, all to the extent required from time to time to enable the Investors to sell the Conversion Shares without registration under the Securities Act in accordance with Rule 144 promulgated under the Securities Act.  Upon the request of the Investors, the Company shall deliver to the Investors a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3     Compliance with Laws.

The Company shall comply in all respects, and cause each Subsidiary to comply in all respects, with all applicable laws, rules, regulations and orders of any governmental authority, including without limitation, all Environmental Laws, securities law, rules and regulations, as well as all contractual obligations and agreements with respect to remediation or other mining, safety or environmental matters and timely make all filings required by any such laws, rules and regulations, expect as could not reasonably be expected to have a Material Adverse Effect.

Section 3.4     Keeping of Records and Books of Account.

The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.  Upon request of Investors, the Company shall furnish or cause to be furnished to Investors any and all books and records or any other information requested by Investors relating to the financial condition of the Company.

Section 3.5     Reserved.

Section 3.6     Other Agreements.

The Company shall not enter or permit any Subsidiary to enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any of its Subsidiaries under any Transaction Document.

Section 3.7     Reserved.

Section 3.8     Reporting Status.

So long as the Investors beneficially own any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  The Company shall promptly disclose on Form 8-K the occurrence of any Material Adverse Effect or any event that could reasonably be expected to cause a Material Adverse Effect, to the extent such disclosure is required by the Exchange Act.

Section 3.9     Amendments.

The Company shall not amend or waive any provision of its Certificate of Incorporation or Bylaws in any way that would adversely affect the rights of the holder of the Notes or the Warrants.

Section 3.10   Distributions.

Upon the occurrence of an event that with the giving of notice or the passage of time, or both, would constitute an Event of Default or any Event of Default (as defined in the Notes) has occurred and is continuing, the Company agrees that it shall not, (i) declare or pay any dividends or make any distributions (by reduction of capital or otherwise) to any holder(s) of Common Stock (or security convertible into or exercisable for Common Stock) or set aside or otherwise deposit or invest any sums for such purpose, other than in connection with a distribution of rights or preferred stock in accordance with the Rights Agreement, dated December 4, 2008, between the Company and Interwest Transfer Company, Inc., as Rights Agent or (ii) redeem, retire, defease, purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company or set aside or otherwise deposit or invest any sums for such purpose; provided, however, in any event nothing provided herein shall prohibit the cashless exercise of outstanding options or warrants on Common Stock or other equity security of the Company.

Section 3.11   Reservation of Shares.

So long as the Notes or the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, one hundred fifty percent (150%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

Section 3.12   Liens.

So long as the Notes remain outstanding, neither the Company nor any of its Subsidiaries shall enter into, create, incur, assume, suffer or permit to exist any Lien on or with respect to any of its assets, other than a Permitted Encumbrance, unless simultaneously thereto, also grants, assigns and conveys in favor of the Investors a pari passu Lien on all of such assets and all proceeds therefrom.

Section 3.13   Reserved.

Section 3.14   Reserved.

Section 3.15   Transactions with Affiliates.

The Company shall not, directly or indirectly, (i) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent, employee or any affiliate of the Company or any Subsidiary, or (ii) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, director, agent, employee, or other affiliate of the Company or any Subsidiary, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, agent or such employee or, to the knowledge of the Company, any entity in which any officer, director, agent or any such employee has a substantial interest or is an officer, director, trustee or partner, in an aggregate amount in excess of $50,000, other than (x) for payment of reasonable salary for services actually rendered, as approved by the Board of Directors of the Company as fair and reasonable in all respects to the Company or the applicable Subsidiary and upon terms no less favorable to the Company or such Subsidiary that the Company or such Subsidiary would obtain in a comparable arm’s length transaction with an unaffiliated person, (y) reimbursement for expenses incurred on behalf of the Company in the ordinary course of and pursuant to the reasonable requirements of the business or any Subsidiary and (z) as set forth on Schedule 3.15 hereof.

Section 3.16   Merger and Sale of Assets.

The Company shall not, directly or indirectly: (i) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, (ii) in any way or manner alter its organizational structure or effect a change of entity; (iii) wind up, liquidate or dissolve or (iv) agree to do any of the foregoing.

Section 3.17   Payment of Taxes, Etc.

The Company shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and the Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

Section 3.18   Corporate Existence.

The Company shall, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed by it to be necessary to the conduct of its business.

Section 3.19   Maintenance of Assets.

So long as the Notes remain outstanding, the Company shall keep its material properties in good repair, working order and condition, reasonable casualty and wear and tear excepted, and from time to time make all necessary repairs thereto.

Section 3.20   Reserved.

Section 3.21   Reserved.

Section 3.22   Reserved.

Section 3.23   Reserved.

Section 3.24   Reserved.

Section 3.25   Reserved.

Section 3.26   Material Contracts.

The Company and each of its Subsidiaries shall comply with and perform all obligations required to be performed by them to date under any Material Agreement, except where the failure to comply would not result in a Material Adverse Effect.

ARTICLE IV

CONDITIONS

Section 4.1     Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities at Closing.

The obligation hereunder of the Company to close and issue and sell the Securities to the Investors at the Closing is subject to the satisfaction or waiver, at or before such closing of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b)           Delivery of Note Amount.  In connection with the Closing, the Investors shall have delivered $3,200,000 of the 2007 Notes.

(c)           Accuracy of the Investors’ Representations and Warranties.  Each of the representations and warranties of the Investors in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the date of the Closing.

(d)           Forbearance and Settlement Agreement. The transactions contemplated by the Forbearance and Settlement Agreement set to occur on the Final Settlement Date, including without limitation the delivery by the Settling 2007 Noteholders of $3,200,000 of ’07 Notes to the Investors [by electronic means using the DTC deposit/withdrawal at custodian (DWAC) system] shall have been consummated.

Section 4.2     Additional Condition Precedent to the Obligation of the Company to Close and to Sell the Securities at Closing.

In addition to the conditions set forth in Section 4.1, the obligation hereunder of the Company to close and issue and sell the Notes to the Investors at the Closing is subject to the satisfaction or waiver, at or before such closing of the condition set forth below.  This condition is for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Delivery of Transaction Documents.  The Transaction Documents to which the Investors are a party shall have been duly executed and delivered by the Investors to the Company.

Section 4.3     Conditions Precedent to the Obligation of the Investors to Close.

The obligation hereunder of the Investors to purchase the Notes and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Investors’ sole benefit and may be waived by the Investors at any time in their sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the date of the Closing.

(b)           Event of Default.  No Event of Default (as defined in the Notes) shall have occurred and be continuing.

(c)           No Suspension, Etc.  At any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Investors, makes it impracticable or inadvisable to purchase the Securities.

(d)           No Suspension, Etc.  The Listing of the Common Stock shall not have been suspended, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the NYSE Arca Exchange, the New York Stock Exchange, Inc., the OTC Bulletin Board, the Nasdaq Capital Markets, the Nasdaq Global Market, the Nasdaq Global Select Market, or the NYSE Alternext Exchange for a period of five (5) consecutive Trading Days.

(e)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transition Documents.

(f)           No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and to Company’s knowledge, no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(g)           Notes.  The Company shall have delivered to the Investors the applicable Notes.

(h)           Material Adverse Effect.  No Material Adverse Effect shall have occurred since September 30, 2010.

(i)           Payment of Investors’ Expenses.  The Company shall have paid the fees and expenses described in Section 7.1 that have been invoiced the same day as such advance or shall have otherwise instructed the Investors to deduct and retain from the applicable advance the amount of such invoiced fees and expenses; provided, however, in no event shall the Company be required to pay fees and expenses in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents in excess of $25,000.

(j)           Forbearance and Settlement Agreement. The transactions contemplated by the Forbearance and Settlement Agreement set to occur on the Final Settlement Date, including without limitation the delivery by the Settling 2007 Noteholders of $3,200,000 of ’07 Notes to the Investors [by electronic means using the DTC deposit/withdrawal at custodian (DWAC) system] shall have been consummated.

Section 4.4     Conditions Precedent to the Obligation of the Investors to Close.

In addition to the conditions set forth in Section 4.3, the obligation hereunder of the Investors to purchase the Notes and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Investors’ sole benefit and may be waived by the Investors at any time in their sole discretion.

(a)           Reserved.

(b)           Notes; Warrants; Transaction Documents.  The Company shall have delivered to the Investors the Notes and the Warrants and shall have duly executed and delivered the other Transaction Documents, to the Investors.

(c)           Secretary’s Certificate.  The Company shall have delivered to the Investors a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Charter, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company or applicable Subsidiary executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(d)           Officer’s Certificate.  The Company shall have delivered to the Investors a certificate signed by an executive officer on behalf of the Company, dated as of the date of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of such date and confirming the compliance by the Company and each of the Subsidiaries with the conditions precedent set forth Sections 4.3 and 4.4 as of the Closing Date.

(e)           Reserved.

(f)           Reserved.

(g)           Consents.  The Company shall have obtained all consents, approvals, or waivers from all governmental authorities, third parties and the Company security holders necessary (i) for the execution, delivery and performance of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby and (ii) to not, except as set forth on Schedule 4.4(g), trigger any preemptive rights, rights of first refusal, put or call rights or obligations, anti-dilution rights or similar rights that any holder of the Company’s securities may have with respect to the execution, delivery and performance of this Agreement and each of the

Transaction Documents and all transactions contemplated hereby and thereby, all without material cost or other adverse consequences to any Company.

ARTICLE V

CERTIFICATE LEGEND

Section 5.1     Legend.

Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR EVERGREEN ENERGY INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

Section 5.2     Removal of Legend.

The Company agrees to issue or reissue certificates representing any of the Conversion Shares, without the legend set forth above if at such time, prior to making any transfer of the Conversion Shares, the holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request, and  (x) the holder is selling such Conversion Shares in compliance with the provisions of Rule 144 or other exemption from registration, (y) such Conversion Shares have been registered for sale under the Securities Act and the holder is selling such shares and is complying with its prospectus delivery requirement under the Securities Act, or (z) the provisions of paragraph (b)(1)(i) of Rule 144 apply to such Shares.

ARTICLE VI

INDEMNIFICATION

Section 6.1     General Indemnity.

The Company agrees to indemnify and hold harmless the Investors (and their directors, officers, members, partners, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Investors as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company.

Section 6.2     Indemnification Procedure.

Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

MISCELLANEOUS

Section 7.1     Fees and Expenses.

The Company shall pay the costs, fees and expenses of the Investors incurred in connection with the negotiation, execution and delivery of the Transaction Documents, including reasonable diligence and legal fees and expenses, which fees and expenses shall not exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate without the prior written notice to the Company.

Section 7.2     Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and the Investors consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.  THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

Section 7.3     Entire Agreement; Amendment.

This Agreement and the Transaction Documents and the Forbearance and Settlement Agreement contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, the Company or the Investors make no representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Investors.  Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon the Investors (and their assigns) and the Company.

Section 7.4     Notices.

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day (as defined in the Notes) during normal business hours where such notice is to be received), or the first Business Day (as defined in the Notes) following such delivery (if delivered other than on a Business Day (as defined in the Notes) during normal business hours where such notice is to be received) or (b) on the second Business Day (as defined in the Notes) following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	Evergreen Energy Inc. 1225 17th Street, Suite 1300 Denver, Colorado 80202-5506 Tel: (303) 293-2992 Fax:(303) 293-8430 Attention: Chief Financial Officer

with copies (which copies shall not constitute notice to the Company) to:	Calfee, Halter & Griswold. 800 Superior Ave N.E. Cleveland, Ohio 44118 Tel: (216) 622-8378 899-7300 Fax: (216) 241-0816 Attention: Thomas Cicarella, Esq.

If to the Investors:	Centurion Credit Funding LLC 152 West 57th Street, 54th Floor New York, NY 10019 Tel: (212) 581-0500 Fax: (212) 582-2424 Attention: David Levy

Level 3 Capital Fund LP 152 West 57th Street, 4th Floor New York, NY 10019 Tel: (212) 581-0500 Fax: (212) 582-2424 Attention: Will Slota

with copies (which copies shall not constitute notice to the Investors) to:	Blank Rome LLP 405 Lexington Avenue New York, NY 10174 Tel: (212) 885-5431 Fax: (917) 332-3065 Attention: Eliezer M. Helfgott, Esq.

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 7.5     Waivers.

No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6     Headings.

The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7     Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.  The Investor may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 7.8     No Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9     Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10   Survival.

The representations and warranties of the Company and the Investors shall survive the execution and delivery hereof and the Closing; the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing.

Section 7.11   Publicity.

The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Investors without the consent of the Investors, which consent shall not be unreasonably withheld or delayed, except as such disclosure is required by law, rule or applicable regulation and then only to the extent of such requirement.

Section 7.12   Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.13   Severability.

The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14   Further Assurances.

From and after the date of this Agreement, upon the reasonable request of the Investors, the Company shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

Company:	EVERGREEN ENERGY INC. By: ________________________________ Name: Diana L. Kubik Title: Vice President and Chief Financial Officer
Investors:	CENTURION CREDIT FUNDING LLC By: ________________________________ Name: David Levy Title: Authorized Signatory
LEVEL 3 CAPITAL FUND LP By: _________________________________ Name: _______________________________ Title: ________________________________

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]
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